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                                EXHIBIT 21


































                                  EXH 21.0
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                           AFLAC INCORPORATED
                              SUBSIDIARIES

The following list sets forth the subsidiaries of the Company:

                 Company                                  Jurisdiction
                 -------                                  ------------

AFLAC Broadcast Partners ("ABP")                            Georgia
AFLAC International, Inc. ("AI")                            Georgia
AFLAC Broadcast Group, Inc. ("ABG")                         Georgia
AFLAC Real Estate Holdings, Inc. ("AREH")                   Georgia
American Family Life Assurance Company of
  Columbus ("AFLAC")                                        Georgia
American Family Life Assurance Company
  of New York ("AFLAC-NY")                                  New York
Communicorp, Inc. ("COMM")                                  Georgia
WITN-TV, Inc. ("WITN")                                      North Carolina



The above subsidiaries are 100% directly owned by the Company, except:
          WITN is 100% directly owned by ABG.
          AFLAC-NY is 100% directly owned by AFLAC.
          ABP is 99% owned by AFLAC and 1% owned by ABG.
































                                  EXH 21.0-1